                                                                    EXHIBIT 4.2

                                  WARRANT PLAN
                                       AS
                       ADOPTED BY THE BOARD OF DIRECTORS
                                       OF
                    FLORIDA COASTLINE COMMUNITY GROUP, INC.
                                       ON

                               ------------------

                                   ARTICLE I
                              PURPOSE OF THE PLAN

         The Board of Directors of FLORIDA COASTLINE COMMUNITY GROUP, INC. ("Company") has determined that it is in the best interests of the Company to issue Warrants to purchase the Company's Common Stock in connection with the Company's initial public offering of Common Stock. The Company proposes to issue 1,000,000 shares of Common Stock in such initial public offering. Additionally, the Company will issue Warrants to purchase 75,000 shares of which will not be included for registration in such initial public offering Common Stock. Each Warrant will entitle the holder thereof to purchase that number of shares of Common Stock indicated on the Warrant Certificate of Common Stock. Therefore the Board of Directors, in order to provide for the above, has adopted this Warrant Plan ("Plan") on the date set forth herein.

         The Company's Board of Directors and its initial stockholders have adopted this Plan to compensate its organizers for their efforts in establishing the strategic plan for Florida Coastline National Bank (the "Bank") and in causing the initial funding of the organization of the Company and the Bank. Hans C. Mueller, Maria T. Alvarez, Juergen Eisermann, M.D., Lawrence Feldman, M.D., Patricia Greenberg, Robert Harden, Tamas Kallos, M.D., Duffield Matson, Linda Marraccini, M.D., James C. Merrill, III, Kaye Pearson, Norman C. Powell, Esq., George Quintairos, Esq., Mary Lou Rodon-Alvarez, Esq., Steve Sapp, CPA, Jose Sirven, Esq., Stephen D. Taylor, Erik Van Ginkel, M.D., and Hugh L. Wood, Esq., the Company's initial organizers, have been granted Organizer's Warrants as recognition for their efforts to establish a strategic plan for the formation of the Bank and for their funding of the initial organizational expenses of the Bank and the Company.


                                   ARTICLE II
                               SCOPE OF THE PLAN

SECTION 1.  DEFINITIONS.

         Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

         a.       "Board" means the Board of Directors of the Company.

         b. "Common Stock" means the $0.01 par value common stock of the Company.

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         c.       "Expiration Date" shall be 5:00 p.m. Eastern Standard Time on the tenth anniversary of the date of the Warrants are issued which is proposed to be the date on which the Bank opens for business.

         d. "Plan" means this Warrant Plan as adopted by the Board on March 8, 2001, as set forth herein and as amended from time to time.

         e.       "Warrant" means the right to purchase shares of Common Stock.

         f. "Warrant Certificate" means the evidence of ownership of the Warrant, as executed and issued by the Company in substantially the form attached hereto as Exhibit A.

         SECTION 2. FORM OF WARRANTS. The certificates evidencing the Warrants (the "Warrant Certificates") shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with provisions of this Plan, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or to conform to usage. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase the number stated therein of fully paid and non-assessable shares of Common Stock evidenced by such Warrant Certificate, at $10.00 per share.

         SECTION 3. ISSUANCE OF WARRANTS. The Warrant Certificates when issued shall be dated and signed on behalf of the Company, manually or by facsimile signature, by its Chairman of the Board or President, and by its Secretary or an Assistant Secretary under its corporate seal, if any. The seal of the Company, if any, may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrants.

         SECTION 4. REGISTRATION OF WARRANT CERTIFICATES; REGISTERED OWNERS. The Company shall maintain or cause to be maintained books for registration of ownership of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate. The Company may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof and of the Warrants evidenced thereby thereon made by anyone, for all other purposes, the contrary (notwithstanding any notation of ownership or other writing for the purpose of any exercise of such Warrants and the Company shall not be affected by any notice to the contrary).

         SECTION 5. MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES. Upon receipt by the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in the case of loss, theft or

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destruction, receipt by the Company of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall deliver a new Warrant Certificate of like tenor representing in the aggregate the same number of Warrants.

         SECTION 6. PAYMENT OF TAXES. With respect to any Warrant, the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for shares of Common Stock in a name other than that of the registered holder of the Warrant or Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant or certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax if any, or shall have established to the satisfaction of the Company that such tax if required, has been paid.

         SECTION 7. EXERCISE, PURCHASE PRICE AND DURATION OF WARRANT. Subject to the provisions of this Agreement, the holder of a Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to that holder) the number of fully paid and non-assessable shares of Common Stock indicated on the Warrant Certificate at the initial exercise price of $10.00 per share (subject to adjustment as provided in Section 9 hereof). The holder may surrender of the Warrant Certificate evidencing such right to purchase Common Stock on any business day subsequent to the first anniversary date of the opening of the Company's subsidiary bank (the date when these Warrants first become exercisable), and prior to 5:00 p.m. Eastern Standard Time on the Expiration Date. The exercising holder shall duly complete and execute the Form of Election to Exercise on the reverse thereof, and pay the Exercise Price in lawful money of the United States of America in cash or by cashiers' or certified check payable to the Company. The exercise price and the shares of Common Stock issuable upon exercise of a Warrant shall be subject to adjustment from time to time in the manner specified in Section 9 and, as initially established or as so adjusted, are referred to herein as the "Exercise Price" and the "Shares," respectively. The Warrants shall be so exercisable either as an entirety or from time to time in part at the election of the registered holder thereof except that the Company shall not be required to issue certificates in denominations of less than fifty (50) shares. In the event that fewer than all shares evidenced by a Warrant Certificate are exercised at any time prior to 5:00 p.m. Eastern Standard Time on the Expiration Date a new Warrant Certificate will be issued for the shares not purchased.

         No payments or adjustments shall be made for any cash dividends, whether paid or declared, on Shares issuable on the exercise of a Warrant.

         No fractional shares of Common Stock shall be issued upon exercise of a Warrant, but, in lieu thereof, there shall paid to the registered holder of the Warrant Certificate evidencing such right to purchase Common Stock or other person designated on the Form

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of Election to Exercise as soon as practicable after date of surrender, an amount in cash equal to the fraction of the current market value of a share of Common Stock equal to the fraction of a share to which such Warrant related. For such purpose, the current market value of a share of Common Stock shall be the book value of the Common Stock as of the last day of the month immediately preceding the date of the Election to Exercise.

         Subject to Section 6 hereof, upon surrender of a Warrant Certificate, with the Form of Election to Exercise duly completed and executed, together with payment of the Exercise Price, the Company shall issue and deliver the full number of Shares issuable upon exercise of the Warrant tendered for exercise. Shares shall be deemed to have been issued, and any person so designated by the registered holder shall be deemed to have become the holder of record of a Share, as of the date of the surrender of the Warrant Certificate to which the Share relates and payment of the appropriate Exercise Price; provided, however, if the date of surrender of a Warrant Certificate shall occur within any period during which the transfer books for the Company's Common Stock are closed for any purpose, such person shall not be deemed to have become a holder of record of a Share until the opening of business on the day of reopening said transfer books, and certificates representing such Shares shall not be issuable until such day.

         SECTION 8. RESERVATION OF SHARES. The Company will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock a number of shares sufficient to enable for the it to satisfy any obligation to issue Shares upon exercise of Warrants, through the close of business on the Expiration Date.

         The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and non-assessable.

         The shares allocated for such Warrants will not be included for Registration under the Securities Act of 1933, and Rule 415 adopted thereunder, in a registration of securities expected to be filed by the Company with the Securities and Exchange Commission in March 2001.

         SECTION 9. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE. The Exercise Price and the number of Shares which may be purchased upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence, after the date hereof, if the Company shall (i) declare a dividend on the Common Stock payable in shares of common stock, (ii) subdivide the outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, then the Exercise Price in effect on the record date for that dividend or on the effective date of that subdivision or combination, and/or the number and kind of shares of capital stock issuable on that date, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive solely the aggregate number and kind of shares of capital stock which, if the Warrant had been exercised immediately prior to that date, such holder would have owned upon exercise and been

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entitled to receive by virtue of that dividend, subdivision, or combination.
The foregoing adjustments shall be made by the Company successively whenever any event listed above shall occur.

         SECTION 10. NOTICES TO WARRANT HOLDERS. Upon any adjustment to the Exercise Price pursuant to Section 10 hereof, the Company within twenty calendar days thereafter shall cause to be given to the registered holders of outstanding Warrant Certificates at their respective addresses appearing on the Warrant Certificate register written notice of the adjustments by first-class mail, postage prepaid. Where appropriate, the notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 10.

         Notice of any supervisory order regarding the capitalization of the Bank, shall be delivered in the same manner within three (3) business days of the Company's receipt of such notice.

         SECTION 11. TRANSFER. The Warrants may not be assigned or transferred (except pursuant to applicable laws of descent and distribution) and any purported transfer shall be null and void and of no effect.

         SECTION 12. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the consent or concurrence of or notice to any holders of Warrant Certificates or Warrants in order to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to correct any defective provision, clerical omission, mistake or manifest error herein contained, or to make any other provision with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of the Warrant Certificates; provided that such action shall not adversely affect the interests of the holders of the Warrant Certificates or Warrants. Other amendments to this Agreement may be approved by a vote of at least a majority of the Company's shares.

         SECTION 13. GOVERNING LAW. This Plan and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.

         SECTION 14. BENEFITS OF THIS PLAN. Nothing in this Plan shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates or Warrants any legal or equitable right, remedy or claim under this Plan; this Plan shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.
                              WARRANT CERTIFICATE

Certificate No.__________                             Number of Shares:  ______


                      WARRANT CERTIFICATE FOR PURCHASE OF
            COMMON STOCK OF FLORIDA COASTLINE COMMUNITY GROUP, INC. (See Reverse Side for Summary of Terms of Warrant Plan)

         THIS CERTIFIES THAT, for value received, ___________________________, is the owner of this Warrant which entitles the owner to purchase, subject to the terms and conditions hereof and of the Warrant Plan referred to herein, at any time after the date hereof and prior to the Expiration Date (as herein defined), the number of shares of Common Stock as set forth above, par value $0.01 per share ("Shares"), of FLORIDA COASTLINE COMMUNITY GROUP, INC., a Florida corporation ("Company") at $10.00 per share ("Exercise Price"), payable in cash, or by cashiers check or other official bank check, payable to the Company. The Warrant may be exercised by delivery and surrender of this Warrant Certificate, along with the form of Election to Exercise on the reverse hereof duly completed and executed together with payment of the Exercise Price at the office of the Company or its duly appointed agent.

         This Warrant Certificate and the Warrant represented hereby are issued pursuant to and are subject to all of the terms, provisions and conditions of that certain Warrant Plan dated as of March 8, 2001, (hereinafter called the "Warrant Plan"), adopted by the Company, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Plan and the summary of its terms set forth on the reverse side of this Warrant Certificate are hereby incorporated into this Warrant Certificate by reference and made a part hereof. The Warrant Plan sets forth the terms and conditions under which the exercise price for a Warrant, the number of shares to be received upon exercise of a Warrant, or both, may be adjusted. Reference is hereby made to the Warrant Plan for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Company and the holders of the Warrant Certificates or Warrants. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Plan, the provisions of the Warrant Plan shall control.

         Copies of the Warrant Plan are available for inspection at the Company's Office, or may be obtained upon written request addressed to the Secretary, FLORIDA COASTLINE COMMUNITY GROUP, INC., 8720 North Kendall Drive, Miami, Florida 33176. The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants or Shares, but shall make adjustments therefor in cash on the basis of the then current market value of any fractional interest as provided in the Warrant Plan.

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         The rights to purchase shares of Common Stock evidenced by this
Warrant Certificate shall expire at 5:00 p.m. Local Time on the "Expiration Date" (as defined in the Warrant Plan).

         IN WITNESS WHEREOF, FLORIDA COASTLINE COMMUNITY GROUP, INC. has caused this certificate to be executed by the signature of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated: __________________

                                           SEAL

_________________________, Director        ________________________, Secretary

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                    FLORIDA COASTLINE COMMUNITY GROUP, INC.
                        SUMMARY OF TERMS OF WARRANT PLAN

         The Company's Board of Directors and its initial stockholder have adopted a Warrant Plan to compensate its organizers for their efforts in and funding of the organization of the Company and Florida Coastline National Bank (the "Bank"). The exercise price of the Warrants will be $10 per share, the offering price of the Common Stock being offered pursuant to the Company's Prospectus. The Warrants will be non- transferable and will vest immediately and will have a term of ten (10) years from the issuance date at which time they will expire.

         The Warrant Plan provides that, upon the occurrence of certain events, the initial exercise price set forth on the face of this Warrant Certificate may, subject to specified conditions, be adjusted (such exercise price, as initially established or as adjusted from time to time, is referred to herein as the "Exercise Price"). If the Exercise Price is adjusted, the Warrant Plan provides that the number of shares which can be purchased upon the exercise of each Warrant represented by this Warrant Certificate and the type of securities or other property subject to purchase upon the exercise of each Warrant represented by this Warrant Certificate are subject to modification or adjustment.

         The right to purchase shares of Common Stock evidenced by this Warrant Certificate shall be exercisable until 5:00 p.m. Local Time on the Expiration Date (as defined in the Warrant Plan).

         In the event that upon any exercise the number of shares of Common Stock purchased shall be fewer than the total number of shares of Common Stock that the holder may purchase pursuant to the Warrant, there shall be issued to the holder hereof a new Warrant Certificate evidencing the right to purchase those shares Common Stock not purchased in the exercise of this Warrant.

         No payment or adjustment will be made for any cash dividends, whether paid or declared, on any shares issuable upon exercise of a Warrant. The Company shall not be required to issue fractions of shares or any certificates which evidence fractional shares. In lieu of a fractional share, if any, there shall be paid to the registered holder of a Warrant with regard to which the fractional share would be issuable, an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant
Plan) of a share.

         The Company may deem and treat the registered holder of any Warrant Certificate as the absolute owner thereof and of the Warrants represented by such Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purposes of any exercise of such Warrants and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Prior to the exercise of the right to purchase shares of Common Stock represented hereby, the registered holder of this Warrant Certificate, shall not be entitled to vote on or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, and nothing contained in the Warrant Plan or herein shall be construed to confer upon the holder of this Warrant Certificate, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders or to receive dividends or subscription rights or otherwise.

         This Warrant Certificate, together with other Warrant Certificates, may be exchanged by the registered holder for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate Warrants equal in number to the same full number of Warrants represented by this Warrant Certificate and any other Warrant Certificate so exchanged.

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



                    FLORIDA COASTLINE COMMUNITY GROUP, INC.
                                  WARRANT PLAN

                              ELECTION TO EXERCISE

         The undersigned hereby irrevocably elects to exercise ____________ Warrants evidenced by this Warrant Certificate, to purchase ___________ full shares of the Common Stock of the Company ("Shares") and herewith tenders payment for such Shares in the amount of $_____________ in accordance with the terms hereof. The undersigned hereby acknowledges receipt of a Prospectus, including amendments and supplements thereto relating to the Offering of the Common Stock to be acquired in connection with this transaction. The undersigned requests that a certificate representing such shares be registered in the name of __________________________________________ and that the
Certificate be delivered to ____________________________________________, whose address is ____________________________________________________. If said Shares are fewer than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the right to purchase the balance of the shares be registered in the name of ____________________, whose address is
________________________________ and delivered to _____________________   whose
address is __________________________________________________.

                                         Dated: __________________, 200_.

                                              _______________________
                                              Social Security Number

Name of Registered Holder of Warrant

                                                     (Please Print)

Address:
                                                     (Please Print)

Signature

         NOTE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever. If the holder hereof is hereby electing to exercise fewer than all Warrants represented by this Warrant Certificate and is requesting that a new Warrant Certificate evidencing the Warrants not exercised be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder of this Warrant Certificate must be guaranteed.

Signature Guaranteed:


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

                                  SHARES
NAME                              SUBSCRIBED         INTERMEDIATE PAYMENT  FINAL PAYMENT      TOTAL             WARRANTS
----                              -----------        --------------------  -------------      -----             --------
Maria T. Alvarez                  10,000             20,000.00             80,000.00          100,000.00        5,000
Juergen Eisermann, M.D.           12,000             20,000.00             100,000.00         120,000.00        6,000
Lawrence Feldman, M.D.            6,000              20,000.00             40,000.00          60,000.00         3,000
Patricia Greenberg                6,000              20,000.00             40,000.00          60,000.00         3,000
Robert Harden                     12,500             20,000.00             105,000.00         125,000.00        6,250
Tamas Kallos, M.D.                12,000             20,000.00             100,000.00         120,000.00        6,000
Linda Marraccini, M.D.            3,500              20,000.00             15,000.00          35,000.00         1,750
Duffield Matson                   1,500              15,000.00             0                  15,000.00         750
James C. Merrill, III             2,000              20,000.00             0                  20,000.00         1,000
Hans C. Mueller                   4,500              20,000.00             25,000.00          45,000.00         2,250
Kaye Pearson                      16,000             20,000.00             140,000.00         160,000.00        8,000
Norman C. Powell, Esq.            5,000              20,000.00             30,000.00          50,000.00         2,500
George Quintairos, Esq.           19,000             20,000.00             170,000.00         190,000.00        9,000
Mary Lou Rodon-Alvarez, Esq.      7,500              20,000.00             55,000.00          75,000.00         3,750
Steve Sapp, CPA                   5,000              20,000.00             30,000.00          50,000.00         2,500
Jose Sirven, Esq.                 1,000              10,000.00             0                  10,000.00         500
Stephen D. Taylor                 12,000             20,000.00             100,000.00         120,000.00        6,000
Erik Van Ginkel, M.D.             8,000              20,000.00             60,000.00          80,000.00         4,000
Hugh L. Wood, Esq.                7,500              20,000.00             55,000.00          75,000.00         3,750























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